UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2009
PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On June 2, 2009, PHH Corporation (the “Company” or “PHH”), PHH Vehicle Management Services, LLC (“VMS”) and Chesapeake Funding LLC (“Chesapeake”), entered into a Purchase Agreement with representatives of several initial purchasers (“Initial Purchasers”), for the issuance and sale of certain floating rate asset backed notes to be issued by Chesapeake (the “Series 2009-1 Notes”) in a private placement (the “Purchase Agreement”). The Series 2009-1 Notes will have an aggregate principal amount of $1.0 billion, which are expected to qualify upon issuance as “eligible collateral” under and as defined in the Term Asset-Backed Securities Loan Facility (“TALF”) established by the Federal Reserve Bank of New York. A portion of the net proceeds from the offering of the Series 2009-1 Notes will be used to repay a portion of Chesapeake’s Series 2006-1 Floating Rate Asset Backed Variable Funding Investor Notes (the “Series 2006-1 Notes”), with the remaining proceeds from the offering expected to be used either to make loans to another of PHH’s indirect wholly-owned subsidiaries, Chesapeake Finance Holdings LLC, to fund the acquisition of vehicles to be leased to customers of VMS or to repay other outstanding series of notes issued by Chesapeake. This offering is expected to close on June 9, 2009.
          The Purchase Agreement includes customary and other TALF-specific representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.
          Each of the Initial Purchasers have performed investment banking and other advisory services for PHH or certain of its affiliates from time to time for which they have received customary fees and expenses. Certain of the Initial Purchasers may, from time to time, engage in transactions with and perform services for PHH or certain of its affiliates in the ordinary course of their business. In addition, affiliates of the Initial Purchasers are lenders under PHH’s $1.3 billion Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, and certain other existing funding arrangements to which PHH or certain of its subsidiaries are parties, including the Series 2006-1 Notes.
          The Series 2009-1 Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and may not be offered or sold in the United States without registration under the Securities Act or pursuant to an applicable exemption from such registration. The Series 2009-1 Notes are being offered and sold solely to: (a) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act in compliance therewith; and (b) certain persons in offshore transactions in reliance on Regulation S of the Securities Act.
Item 7.01 Regulation FD Disclosure.
     On June 2, 2009, the Company issued a press release announcing the pricing by Chesapeake of $1.0 billion in aggregate principal amount of the Series 2009-1 Notes in a private placement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.
Important Additional Information
PHH Corporation, on May 7, 2009, filed a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement because it contains important information. Stockholders can obtain a free copy of that proxy statement and other documents (when available) that PHH files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. That proxy statement and these other documents are also available free of charge by directing a request to PHH Corporation, Attn: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or visiting PHH’s website at www.phh.com under the “Investor Relations” tab.
PHH, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from PHH stockholders in connection with the 2009 Annual Meeting of Stockholders. Information regarding the names, affiliations and interests of such individuals is contained PHH’s proxy statement referred to in the preceding paragraph.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release dated June 2, 2009 announcing Pricing of Asset Backed Notes Offering by Chesapeake Funding LLC.
Forward-Looking Statements
This Form 8-K contains forward-looking within the meaning of Section 27A of the Securities Act and the Exchange Act. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Corporate Secretary
Dated: June 5, 2009